Exhibit 99.1
TELSIMA CORPORATION

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED MARCH 31, 2008 AND 2007

TABLE OF CONTENTS

Page No.
Independent Auditors’ Report	1

Consolidated Balance Sheets	2–3

Consolidated Statements of Operations and Comprehensive Loss	4

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders’ Deficit	5

Consolidated Statements of Cash Flows	6

Notes to Consolidated Financial Statements	7–31

INDEPENDENT AUDITORS’ REPORT
To the Board of Directors and Stockholders’
Telsima Corporation
Sunnyvale, California
We have audited the accompanying consolidated balance sheets of Telsima Corporation and Subsidiaries (the Company) as of March 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telsima Corporation and Subsidiaries as of March 31, 2008 and 2007, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
ARMANINO McKENNA LLP
May 13, 2009

TELSIMA CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
March 31, 2008 and 2007

	2008	2007
ASSETS

Current assets
Cash and cash equivalents	$3,807,301	$7,990,835
Accounts receivable, net of allowance of $594,490 and $0 as of March 31, 2008 and 2007, respectively ($1,954,895 and $504,400 related party amounts as of March 31, 2008 and 2007, respectively — see Note 16)	14,326,562	1,175,771
Employee advances	106,164	—
Inventory	7,820,094	1,219,903
Deferred cost of revenue ($11,353,270 and $683,581 related party amounts as of March 31, 2008 and 2007, respectively — see Note 16)	29,839,442	1,035,264
Prepaids and other current assets	3,029,890	3,055,162

Total current assets	58,929,453	14,476,935

Property and equipment, net of depreciation	2,914,023	2,011,987

Other assets
Intangible assets, net of amortization	625,555	544,219
Security deposits	1,199,380	54,896
Other advances	460,626	—

Total other assets	2,285,561	599,115

Total assets	$64,129,037	$17,088,037

Continued on page 3

	2008	2007
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable	$17,197,720	$2,366,085
Customer advances, related party — see Note 16	—	1,035,264
Revolving line of credit	6,627,274	—
Accrued expenses	1,946,335	5,873,277
Convertible promissory notes, related party — see Note 16	—	19,693,515
Current portion of debt obligations	2,516,810	1,066,191
Deferred revenue ($11,353,270 and $964,736 related party amounts as of March 31, 2008 and 2007, respectively — see Note 16)	30,542,987	1,460,069

Total current liabilities	58,831,126	31,494,401

Redeemable convertible preferred stock warrant liability	2,395,830	2,395,830
Debt obligations, net of current portion	565,078	379,973

Total noncurrent liabilities	2,960,908	2,775,803

Total liabilities	61,792,034	34,270,204

Redeemable convertible preferred stock
Series B, $0.001 par value, 13,951,438 shares designated at March 31, 2008 and 2007 13,951,438 shares issed and outstanding at March 31, 2008 and 2007; (aggregate liquidation preference of $6,696,000 at March 31, 2008 and 2007)	6,795,901	6,696,691
Series C, $0.001 par value, 67,496,667 shares designated at March 31, 2008 and 2007; 66,666,667 shares issued and outstanding at March 31, 2008 and 2007; (aggregate liquidation preference of $40,000,000 at March 31, 2008 and 2007)	21,746,776	19,702,305
Series D, $0.001 par value, 530,916,085 shares designated at March 31, 2008 and 2007; 492,465,272 and 0 shares issued and outstanding at March 31, 2008 and 2007, respectively; (aggregate liquidation preference of $50,000,000 and $0 at March 31, 2008 and 2007, respectively)	53,850,701	—

Total redeemable convertible preferred stock	82,393,378	26,398,996

Stockholders’ deficit
Convertible preferred stock, Series A-2, $0.001 par value, 12,563,352 shares designated at March 31, 2008 and 2007; 12,563,352 shares issued and outstanding at March 31, 2008 and 2007; (aggregate liquidation preference of $1,507,602 at March 31, 2008 and 2007)	12,563	12,563
Convertible preferred stock, Series A-3, $0.001 par value, 6,659,803 shares designated at March 31, 2008 and 2007; 6,659,803 shares issued and outstanding at March 31, 2008 and 2007; (aggregate liquidation preference of $1,997,941 at March 31, 2008 and 2007)	6,660	6,660
Common stock: $0.001 par value; 984,895,965 shares authorized at March 31, 2008 and 2007; 62,667,711 and 26,930,907 shares issued and outstanding at March 31, 2008 and 2007, respectively	931,658	916,671
Stockholder notes receivable	(932,639)	(526,367)
Additional paid in capital	11,607,094	8,283,829
Accumulated other comprehensive income	1,366,035	861,557
Accumulated deficit	(93,047,746)	(53,136,076)

Total stockholders’ deficit	(80,056,375)	(43,581,163)

Total redeemable convertible preferred stock and stockholders’ deficit	2,337,003	(17,182,167)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$64,129,037	$17,088,037

The accompanying notes are an integral part of these consolidated financial statements.

TELSIMA CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations and Comprehensive Loss
For the Years Ended March 31, 2008 and 2007

	2008	2007
Revenue ($0 and $276,600 related party amounts for the years ended March 31, 2008 and 2007, respectively)	$5,361,654	$3,969,263

Cost of revenue	20,442,924	8,093,982

Gross loss	(15,081,270)	(4,124,719)

Operating expenses
Research and development	13,266,589	8,504,741
Sales and marketing	2,270,111	5,068,011
General and administration	2,375,590	1,623,996

Total operating expenses	17,912,290	15,196,748

Net loss from operations	(32,993,560)	(19,321,467)

Other income (expense)
Interest income	841,636	353,637
Interest expense	(1,092,520)	(3,103,272)
Other (expense) income	(337,605)	83,055
Foreign currency exchange gain	722,388	53,323

Total other income (expense), net	133,899	(2,613,257)

Loss before provision for income taxes	(32,859,661)	(21,934,724)

Provision for income taxes	(800)	(800)

Net loss	(32,860,461)	(21,935,524)

Accretion to redemption value of preferred stock	(7,051,209)	—

Net loss attributable to common stockholders	(39,911,670)	(21,935,524)

Other comprehensive income
Currency translation adjustment	504,478	1,090,334

Comprehensive loss	$(39,407,192)	$(20,845,190)

The accompanying notes are an integral part of these consolidated financial statements.

TELSIMA CORPORATION AND SUBSIDIARIES
Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholder’ Deficit
For the Years Ended March 31, 2008 and 2007

																Accumulated
	Redeemable Convertible Preferred Stock						Convertible Preferred Stock						Additional			Other	Total
	Series B		Series C		Series D		Series A-2		Series A-3		Common Stock		Paid-In	Stockholder	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Notes Receivable	Deficit	Income (Loss)	Equity (Deficit)
Balances, March 31, 2006	13,951,438	$6,696,691	66,666,667	$19,702,305	—	$—	12,563,352	$12,563	6,659,803	$6,660	23,639,243	$913,379	$8,182,016	$(526,367)	$(31,200,552)	$(228,777)	$3,557,918

Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	—	—	3,291,664	3,292	95,458	—	—	—	98,750
Stock based compensation	—	—	—	—	—	—	—	—	—	—	—	—	6,355	—	—	—	6,355
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(21,935,524)	—	(21,935,524)
Currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,090,334	1,090,334

Balances, March 31, 2007	13,951,438	6,696,691	66,666,667	19,702,305	—	—	12,563,352	12,563	6,659,803	6,660	26,930,907	916,671	8,283,829	(526,367)	(53,136,076)	861,557	(17,182,167)

Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	—	—	35,736,804	14,987	434,619	(406,272)	—	—	43,334
Issuance of redeemable convertible Series D preferred stock for $0.06 per share	—	—	—	—	492,465,272	30,050,249	—	—	—	—	—	—	—	—	—	—	30,050,249
Conversion of convertible promissory notes and accrued interest into redeemable convertible Series D preferred stock	—	—	—	—	—	19,693,515	—	—	—	—	—	—	—	—	—	—	19,693,515
Issuance of common stock warrants in connection with issuance of redeemable convertible Series D preferred stock	—	—	—	—	—	(800,591)	—	—	—	—	—	—	800,591	—	—	—	—
Issuance of common stock warrants to customer (see Note 16)	—	—	—	—	—	—	—	—	—	—	—	—	2,050,630	—	—	—	2,050,630
Stock based compensation	—	—	—	—	—	—	—	—	—	—	—	—	37,425	—	—	—	37,425
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(32,860,461)	—	(32,860,461)
Accretion to redemption value of preferred stock	—	99,210	—	2,044,471	—	4,907,528	—	—	—	—	—	—	—	—	(7,051,209)	—	—
Currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	504,478	504,478

Balances, March 31, 2008	13,951,438	$6,795,901	66,666,667	$21,746,776	492,465,272	$53,850,701	12,563,352	$12,563	6,659,803	$6,660	62,667,711	$931,658	$11,607,094	$(932,639)	$(93,047,746)	$1,366,035	$2,337,003

The accompanying notes are an integral part of these consolidated financial statements.

TELSIMA CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the Years Ended March 31, 2008 and 2007

	2008	2007
Cash flows from operating activities
Net loss	$(32,860,461)	$(21,935,524)
Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization	2,448,966	1,161,726
Non cash expense related to warrants issued	2,050,630	2,254,666
Amortization of debt issuance costs	115,333	—
Amortization of preferred stock warrant to interest expense	148,012	74,015
Stock based compensation	37,425	6,355
Loss on disposal of intangible asset	67,935	—
Changes in operating assets and liabilities
Accounts receivable	(13,156,274)	(556,974)
Advances to employees	(106,164)	—
Inventory	(6,600,191)	(57,306)
Prepaids and other current assets	54,944	(638,658)
Security deposits	(1,144,484)	(44,063)
Deferred cost of revenue ($10,699,689 and $683,581 related party amounts for the years ended March 31, 2008 and 2007, respectively — see Note 16)	(28,804,178)	(1,035,264)
Accounts payable	14,831,635	912,139
Accrued expenses	(3,926,942)	4,560,785
Deferred revenue ($10,699,689 and $683,581 related party amounts for the years ended March 31, 2008 and 2007, respectively — see Note 16)	29,082,918	1,365,986
Customer advances, related party (see Note 16)	(1,035,264)	1,035,264

Net cash used in operating activities	(38,796,160)	(12,896,853)

Cash flows from investing activities
Purchase of fixed assets	(3,151,494)	(920,898)
Proceeds from the sale of fixed assets	90,495	—
Purchase of intangible assets	(508,669)	—
Proceeds from sale of investments, net	—	499,054

Net cash used in investing activities	(3,569,668)	(421,844)

Cash flows from financing activities
Net cash received from issuance of Series D preferred stock	30,050,249	—
Principal payments on notes payable	—	(977,871)
Borrowings under revolving line of credit	6,627,274	—
Proceeds from issuance of common stock	43,334	98,750
Proceeds from term loan	3,868,009	—
Repayment of debt obligations	(2,380,295)	—
Payment of debt issuance costs	(183,000)	—
Proceeds from issuance of convertible promissory notes	—	19,693,515

Net cash provided by financing activities	38,025,571	18,814,394

Effect of exchange rate changes on cash	156,723	7,459

Net change in cash and cash equivalents	(4,183,534)	5,503,156

Cash and cash equivalents — beginning of period	7,990,835	2,487,679

Cash and cash equivalents — end of period	$3,807,301	$7,990,835

Supplementary disclosures of cash flow information
Cash paid during the period for interest	$944,508	$780,943
Cash paid during the period for income taxes	$800	$800

Supplemental schedule of noncash investing and financing activities
Conversion of convertible promissory notes	$19,693,515	$—
Accretion to redemption value of preferred stock	$7,051,209	$—
Fair value of warrants to purchase Series D preferred stock issued in connection with convertible promissory notes (see Note 16)	$—	$2,395,830
Acquisition of fixed assets with issuance of notes payable	$—	$360,957
Fair value of warrants to purchase common stock issued in connection with issuance of convertible note (see Note 16)	$800,591	$—
Fair value of warrants to purchase common stock issued to a customer (see Note 16)	$2,050,630	$—
The accompanying notes are an integral part of these consolidated financial statements.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

1. Organization and Summary of Significant Accounting Policies

Organization

Telsima Corporation (formerly Kinera Inc.) (the Company or Telsima) was incorporated in December 1999, in Delaware and was in the development stage through March 31, 2004. Telsima Corporation is a developer of WiMAX based Broadband Wireless Access (BWA) and DCME voice compression solutions based on innovative, high performing technologies that enable the breaking of price-performance barriers that are particularly suitable for emerging, fast growing markets. Telsima’s family of BWA products combine a highly efficient, System-on-a-Chip based design coupled with patent-pending smart antenna and RF systems to enable operators to deploy non-line-of-sight broadband wireless services in dense urban, suburban and rural environments in a cost effective manner. Telsima’s DCME product line TelsiNex offers voice compression solutions at toll quality voice and is widely deployed in cellular networks to reduce the cost of leased lines by factors of between 4:1 and 16:1. The Company’s headquarters are in Sunnyvale, California and it includes subsidiaries in India, Slovenia and the United Kingdom.

Acquisition

On February 27, 2009 the Company was acquired by Harris Stratex Networks Inc. (see Note 17).

Principles of consolidation

The consolidated financial statements include the accounts of Telsima Corporation and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

Foreign currency translation

The functional currency of the Company’s foreign subsidiaries is their local currency. Accordingly, the assets and liabilities of its subsidiaries are translated at exchange rates at the balance sheet date and the related revenues and expenses at the average exchange rates in effect during the year. Gains and losses resulting from foreign currency transactions (transactions denominated in currencies other than the functional currency) are included in net loss.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect amounts of assets, liabilities, revenues, and expenses as of the dates and for the periods presented. Significant estimates include the foreign currency translation and other liabilities. Actual results could differ from those estimates.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

1. Organization and Summary of Significant Accounting Policies (continued)

Revenue recognition and related costs

The Company’s sales typically consist of WiMAX based Broadband Wireless Access (BWA), Digital Circuit Multiplication System (DCME) voice compression solutions, professional services including installation and training, and post contract customer support services. As the software component of the BWA products is more than incidental to the hardware, the Company recognizes revenue in accordance with American Institute of Certified Public Accountants Statement of Position (SOP) No. 97-2, Software Revenue Recognition as amended by SOP 98-9, Software Revenue Recognition with Respect to Certain Arrangements (collectively, SOP 97-2). Sales of the Company’s DCME voice compression solutions are recognized in accordance with SEC Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition (SAB 104) since the software is considered incidental to the hardware.

The assessment of whether software is more than incidental to the product requires significant judgment and may change over time as the Company’s product offerings evolve. This assessment could significantly impact the amount and timing of revenue recognition.

Generally revenue is recognized when all of the following criteria have been met:
Evidence of an arrangement exists. The Company considers a contract, services agreement, customer purchase order or equivalent document to be evidence of an arrangement.

Delivery has occurred. The Company considers delivery to occur for hardware, software and professional services when the customer has formally accepted installation of base functionality. The Company’s post contract customer support services are generally delivered over a term of 12 to 36 months. For arrangements with resellers, the Company generally recognizes revenue upon delivery to the reseller.

The fee is fixed or determinable. The Company considers the fee to be fixed or determinable if the fee is not subject to refund or adjustment and payment terms are standard. If the arrangement fee is not fixed or determinable, then revenue is recognized as amounts become due and payable.

Collection is deemed probable. Collection is deemed probable if it is determined the customer has the intent and ability to pay amounts under the arrangement as payments become due. If it is determined that the customer does not have the intent and ability, then revenue is deferred and recognized upon cash collection.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

1. Organization and Summary of Significant Accounting Policies (continued)

Revenue recognition and related costs (continued)

The Company’s arrangements often include multiple elements. For multiple element arrangements, the entire fee must be allocated to each of the elements based on the individual element’s fair value. Under SOP 97-2, the determination of fair value must be based on vendor specific objective evidence of fair value (VSOE), which is limited to the price of that element when sold separately. If fair value cannot be established for the undelivered elements of an arrangement, revenue is deferred until the earlier of (i) delivery, or (ii) fair value of the undelivered element exists, unless the only undelivered element is a service, in which case the entire arrangement fee is recognized ratably over the period during which the services are expected to be performed.

In some cases the Company has agreed to give software upgrade rights on a “when and if made available” basis for equipment sold for no additional consideration for a specified period of time. This additional contract obligation has been determined to be Post Contract Customer Support (PCS) as defined by SOP 97-2. The Company has not established VSOE for PCS. Accordingly, the revenues from such contracts are recognized ratably over the period during which the PCS is expected to be provided once the PCS is the only undelivered element.

The Company also capitalizes recoverable direct costs related to BWA sales transactions for which revenue has been deferred. Capitalized costs are expensed concurrently with related revenue. Deferred costs are assessed for recoverability and adjusted when and if it is considered that the costs are no longer recoverable. No such adjustments were made during fiscal 2008 or 2007.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist principally of cash and cash equivalents. Risks associated with cash and cash equivalents are mitigated by banking with creditworthy institutions.

The Company’s accounts receivable are derived from its hardware sales with the majority of its customers located outside the United States. Accounts receivable are comprised of billed receivables arising from recognized or deferred revenues. The Company does not require collateral and maintains allowances for potential credit losses when deemed necessary. The Company evaluates the collectability of its accounts receivable based on known collection risks and historical experience.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

1. Organization and Summary of Significant Accounting Policies (continued)

Concentration of credit risk (continued)

The Company’s revenue and accounts receivable are derived from a large number of direct customers. Customer concentrations consisted of the following:

	Years Ended March 31,
	2008	2007
Revenue
Customer A	23%	14%
Customer B	16%	*
Customer C	14%	*
Customer D	*	17%
Customer E	*	11%

	As of March 31,
	2008	2007
Accounts receivable
Reliance Communications (Reliance) (see Note 16)	32%	57%
Customer F	39%	29%

*	-Represents less than 10%
At March 31, 2008, accounts receivable from Reliance and Customer F with a carrying value of $6.8 million were pledged as collateral for the revolving line of credit, all of which may not be sold or repledged by the secured parties.

Research and development

Product research and development expenditures are charged to expense as incurred.

Cash and cash equivalents

The Company considers all highly liquid debt instruments purchased with original maturity of three months or less to be cash equivalents. Cash on deposit occasionally exceeds federally insured limits. The Company believes that it mitigates this risk by maintaining deposits with high quality financial institutions.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

1. Organization and Summary of Significant Accounting Policies (continued)

Foreign currency contracts

The Company has used foreign currency forward contracts as an economic hedge of its anticipated future procurement of components denominated in Euros. These contracts were not accounted for as hedges for accounting purposes and therefore any changes in fair value were recorded in earnings at each balance sheet date. The Company’s procurement needs for components is projected and only those notional amounts are considered for economic hedge purposes. The Company’s policy for use of derivatives limits positions to only projected needs of approximately one year or less. The Company’s strategy is to reduce foreign currency exchange risk for Euro denominated purchases of key components of the Company’s products. The Company’s policy limits such transactions to be with only credit worthy counterparties. Gains or losses on the changes in fair value of these instruments are recognized in other income and expense.

Accounts receivable and allowance for doubtful accounts

The Company evaluates the collectability of its accounts receivable based on a combination of factors. When the Company believes collectability issues exist with respect to a specific receivable, the Company records an allowance to reduce that receivable to the amount that it believes to be collectible. At March 31, 2008 the Company had recorded an allowance for doubtful accounts in the amount of $594,490 (all of which related to Reliance (see Note 16)) and had deemed all receivables collectible as of March 31, 2007.

Equipment and improvements

Equipment and improvements are stated at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the assets ranging from three to seven years. Leasehold improvements are amortized over the shorter of the asset life or lease term. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in operations. Maintenance and repairs are charged to expense in the period incurred.

Impairment of long-lived assets

The Company reviews long-lived tangible and intangible assets for impairment when circumstances indicate the carrying amount of an asset may not be recoverable. Impairment is recognized if the sum of undiscounted estimated future cash flows expected to result from the use of the asset is less than the carrying value. When an impairment loss is recognized, the carrying value of the asset is reduced to its estimated fair value. No such impairments were recorded in fiscal 2008 or 2007.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

1. Organization and Summary of Significant Accounting Policies (continued)

Income taxes

The Company accounts for income taxes under an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the tax basis used for income tax purposes, and operating loss and tax credit carry-forwards measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is considered more likely than not to be realized.

In June 2006, the Financial Accounting Standards Board issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition. The Company adopted FIN 48 effective April 1, 2006.

Other comprehensive income

Statement of Financial Accounting Standard No. 130, Reporting Comprehensive Income, (SFAS 130) requires reporting of comprehensive income (loss) and its components in financial statements. Foreign currency translation adjustments are the only items currently included in the Company’s other comprehensive income (loss).

Stock-based compensation

The Company has stock option plans under which incentive and non-qualified stock options are granted primarily to employees and non-employee consultants. The Company has applied Statement of Financial Accounting Standards No. 123(R), Share Based Payments (SFAS 123 (R)), effective April 1, 2006, utilizing the prospective adoption approach. SFAS 123(R) requires measurement of the cost of employee services received in exchange for all equity awards granted based on the fair market value of the award on the grant date. Under this standard, the fair value of each employee stock option is estimated on the date of grant using an options pricing model. The Company currently uses the Black-Scholes valuation model to estimate the fair value of their share-based payments. The model requires management to make a number of assumptions including expected volatility, expected life, risk-free interest rate and expected dividends. Given the Company’s limited history, the Company used comparable companies to determine volatility. The expected life of the options is based on the average period the stock options are expected to remain outstanding based on the options vesting term, contractual terms, in accordance with the “Simplified Method” described in Staff Accounting Bulletin (SAB) No. 110, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The risk-free interest rate assumption is based on published interest rates for U.S. Treasury zero-coupon issues with a remaining term equal to the expected life assumed at the date of grant appropriate for the terms of the Company’s stock options. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

1. Organization and Summary of Significant Accounting Policies (continued)
Stock-based compensation (continued)

Stock-based compensation expense recognized in the Company’s financial statements is based on awards that are expected to vest. These expense amounts have been reduced by using an estimated forfeiture rate. Forfeitures are required to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company will evaluate the assumptions used to value stock awards on an annual basis.

The Company accounts for stock-based awards to non-employees in accordance with SFAS 123(R), Emerging Issues Task Force Abstract No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services (EITF 96-18), and FASB Interpretation No. 28: Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans (FIN 28).

Redeemable convertible preferred stock warrants

Freestanding warrants related to shares that are redeemable are accounted for in accordance with SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (SFAS 150). Under SFAS 150, the freestanding warrants that are related to redeemable convertible preferred stock are classified as liabilities on the consolidated balance sheets. The warrants are subject to re-measurement at each balance sheet date, and any change in fair value is recognized as a component of other income (expense), net.

Reclassification

Certain changes have occurred in the manner of presenting corresponding items in the prior year’s financial statements to allow both years to be comparable.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

2. Inventories
Inventories are stated at the lower of cost or market, with costs determined on a first-in, first-out (FIFO) basis. Components of inventory were as follows as of March 31:

	2008	2007
Raw materials	$916,530	$151,137
Work-in-process	1,898,422	615,233
Finished goods	5,005,142	453,533

Total	$7,820,094	$1,219,903

3. Property and Equipment
Property and equipment consists of the following as of March 31:

	2008	2007
Computer equipment	$3,004,813	$2,287,019
Software	264,374	264,374
Furniture and fixtures	164,748	31,727
Leasehold improvements	31,897	31,897
Office equipment	2,775,805	2,111,029

Total	6,241,637	4,726,046
Less: accumulated depreciation	(3,327,614)	(2,714,059)

Property and equipment, net	$2,914,023	$2,011,987

Depreciation expense totaled approximately $2,021,633 and $1,005,320 for the years ended March 31, 2008 and 2007, respectively.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

4. Intangible Assets
Intangible assets consist of the following as of March 31:

	2008	2007
Acquired technology
Vxtel	$980,859	$980,859
ISKRA	75,000	75,000
Software costs	508,669	—

	1,564,528	1,055,859
Less: accumulated amortization	(938,973)	(511,640)

Net intangible assets	$625,555	$544,219

Amortization of intangible assets amounted to $427,333 and $156,406 for the years ended March 31, 2008 and 2007, respectively. These intangible assets will be amortized on a straight line basis over their estimated lives as follows:

Fiscal Year
2009	$396,113
2010	$184,441
2011	$15,000
2012	$15,000
2013	$15,000
Under the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (SFAS 142), the Company is required to test intangible assets for impairment on at least an annual basis. The Company considers estimated future cash flows and other factors, including significant changes in the manner or use of the assets, or negative industry reports or economic conditions.
5. Operating Leases
Minimum operating lease commitments as of March 31, 2008 are as follows:

Fiscal Year
2009	$423,314
2010	$399,600
Total rental expense was $1,141,946 and $1,020,159 for the years ended March 31, 2008 and 2007, respectively.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

6. Indemnification
The Company generally agrees to indemnify its customers against legal claims that the Company’s products infringe upon certain third-party intellectual property rights, and accounts for its indemnification obligations under Statement of Financial Accounting Standards No. 5, Accounting for Contingencies (SFAS 5). In the event of such a claim, the Company is generally obligated to defend its customer against the claim and provide a non-infringing alternative or a pro-rated refund. To date, the Company has not been required to make any payment resulting from infringement claims asserted against their customers. As such, the Company has not recorded a liability for infringement costs as of March 31, 2008 or 2007.
7. Revolving Line of Credit
In June of 2007 the Company obtained a line of credit with a financial institution allowing for a maximum limit of $17,000,000. The line of credit is secured by all of the Company’s assets and the financial institution is in the first lien position. The line of credit bore interest at a rate of prime plus 1.5% at the time the letter of credit agreement was made. The interest rate as of March 31, 2008 was 9.75% and the total principal amount outstanding was $6,627,274 as of March 31, 2008. There are certain financial and reporting covenants that the Company was not in compliance with as of March 31, 2008. Accordingly all such liabilities are presented as current liabilities in the accompanying balance sheets.
8. Convertible Promissory Notes
During the year ended March 31, 2007, the Company borrowed money from certain preferred stockholders to finance existing operations until the closing of the sale of Series D preferred stock, which closed on April 2, 2007 (see Note 10). These loans were evidenced by secured convertible promissory notes (convertible promissory notes or notes). These notes bore interest at 6% per annum and were secured by the Company’s assets. These notes were also issued with warrants to purchase 35,003,557 shares of Series D preferred stock with an exercise price of $0.10153 per share (see Note 11). On April 2, 2007, notes in the amount of $19,264,659 and accrued interest of $428,856, were converted into 193,967,448 shares of Series D preferred stock.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

9. Debt Obligations (continued)
In May of 2006, the Company borrowed $2,000,000 from a financial institution to pay off existing lenders. This loan was evidenced by a secured promissory note. The note bears interest at a rate of 12.122% per annum and is amortized over 30 months with the final payment due on October 1, 2008. The note is secured by the Company’s assets. The note was also issued with warrants to purchase 3,447,257 shares of Series D preferred stock with an exercise price of $0.10153 per share (see Note 11). The recorded balance of the obligation as of March 31, 2007 was $1,446,164, net of unamortized discount for the issuance of warrants of $148,031. The obligation was retired in June 2007.
In June of 2007 the Company obtained a term loan with a financial institution in the amount of $3,000,000 that is due on December 1, 2009. The loan was obtained to pay off prior debt amounts. The term loan is secured by all of the Company’s assets and the financial institution is in the first lien position. The initial interest rate under the loan agreement was prime plus 3% per annum. The interest rate as of March 31, 2008 was 11.25% and the total principal amount outstanding as of March 31, 2008 was $2,166,516. There are certain financial and reporting covenants that the Company was not in compliance with as of March 31, 2008. Accordingly all such liabilities are presented as current liabilities in the accompanying balance sheets.
The Company owns several pieces of equipment that were financed with seller provided financing in the US and Slovenia. These agreements provided $868,007 and $360,957 of financing during the years ended March 31, 2008 and 2007, respectively. The US notes payable are due in monthly installments of approximately $30,000 which include principal plus interest at various rates ranging from 13.778% to 26.724% per annum. The Slovenia notes are due in monthly installments of approximately $2,032 which include principal plus interest at various rates ranging from 4.585% to 8.512% per annum.
These US and Slovenia notes mature at various dates through November 2009 and March 2011, respectively. The financing obligations were collateralized by underlying assets on which the notes were drawn. The outstanding balance of the obligation was $915,373 and $344,156 as of March 31, 2008 and 2007, respectively.
Debt obligations mature as follows:

Fiscal Year
2009	$2,516,810
2010	303,442
2011	261,637

Total payments	$3,081,889

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

10. Preferred Stock
The authorized, issued and outstanding shares of the Company’s preferred stock and aggregate liquidation preferences thereof as of March 31, 2008 consisted of the following:

		Issued and	Liquidation
	Authorized	Outstanding	Preference
Series A-2	12,563,352	12,563,352	$1,507,602
Series A-3	6,659,803	6,659,803	1,997,941
Series B	13,951,438	13,951,438	6,696,690
Series C	67,496,667	66,666,667	40,000,000
Series D	530,916,085	492,465,272	50,000,000

	631,587,345	592,306,532	$100,202,233

The rights, privileges and preferences of the convertible preferred stock are as follows:
Dividends
The holders shares of Series A-2 convertible preferred stock, or the Series A-2 preferred stock, Series A-3 convertible preferred stock, or the Series A-3 preferred stock, Series B redeemable convertible preferred stock, or the Series B preferred stock, Series C redeemable convertible preferred stock, or the Series C preferred stock, and Series D redeemable convertible preferred stock, or the Series D preferred stock are entitled to receive dividends out of any assets legally available therefore, and when, as and if declared by the Corporate Board of Directors, prior and in preference to any declaration or payment of any dividend on the common stock of the Company, at the per annum rate of $0.0048, $0.01425, $0.0228, $0.024 and $0.0081224 per share, respectively. These dividends are not cumulative.
After payment of the dividend on the preferred stock, in the event the Company pays any dividend on any common stock in excess of the dividend for any series of preferred stock above, additional dividends shall be paid on such series of preferred stock in an amount equal to such excess.
Liquidation
In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series D preferred stock would be entitled to receive, prior and in preference to any distribution of proceeds to the holders of any other Series of preferred stock and common stock, an amount per share equal to $0.10153 per share plus all declared but unpaid dividends.
After payment of the full Series D preference to holders of the Series D preferred stock, the holders of Series C preferred stock would be entitled to receive, prior and in preference to any distribution of proceeds to the holders of any other series of preferred stock and common stock, an amount per share equal to $0.60 per share plus all declared but unpaid dividends.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

10. Preferred Stock (continued)
Liquidation (continued)
After payment of the full Series D preference and Series C preference to holders of the Series D preferred stock and Series C preferred stock, respectively, the holders of the Series A-2 preferred stock, Series A-3 preferred stock and Series B preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the common stock the amount of (i) $0.12 per share of Series A-2 preferred stock, (ii) $0.30 per share of Series A-3 preferred stock and (iii) $0.48 per share of Series B preferred stock, plus all declared but unpaid dividends on such shares, on a pari passu basis.
If, upon the occurrence of such a liquidation event, the proceeds distributed among the holders of the preferred stock were insufficient to permit the payment to these holders of the full preferential amounts, then the entire amount legally available for distribution would be distributed among the holders of the preferred stock in proportion to the full preferential amount that each such holder would otherwise be entitled to receive had those proceeds been available.
Upon completion of the distributions to the holders of preferred stock, all remaining proceeds would be distributed among the holders of preferred stock and common stock pro rata based upon the number of shares of common stock held by each, assuming full conversion of all preferred stock, as required under the Amended and Restated Certificate of Incorporation.
Redemption
If, after December 31, 2011, the Company has not consummated either an acquisition or a public offering, upon the vote of at least a majority of the then outstanding shares of Series D preferred stock, then at the individual option of each holder of Series D preferred stock, within 30 days after receipt of such written request, the Company must, to the extent it may lawfully do so, redeem all of the shares of Series D preferred stock elected by such holders, by paying in cash a sum equal to the Original Series D Issue Price, as defined below, plus interest of the Original Series D Issue Price at a rate of 8% per annum compounded annually, plus all declared but unpaid dividends on such shares.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

10. Preferred Stock (continued)
Redemption (continued)
The Series C preferred stock may be redeemed at any time after December 31, 2011, at the individual option of each holder of Series C preferred stock, provided however that holders of Series D preferred stock that have requested redemption shall be redeemed prior to any Series C preferred stock. Within 30 days after receipt of such written request, the Company must, to the extent it may lawfully do so, redeem all of the shares of Series C preferred stock elected by such holders, by paying in cash a sum equal to the Original Series C Issue Price, as defined below, plus interest of the Original Series C Issue Price at a rate of 8% per annum compounded annually, plus all declared but unpaid dividends on such shares.
The Series B preferred stock may be redeemed at the later of (i) that date at which all shares of Series D preferred stock, and Series C preferred stock have been redeemed or are no longer outstanding, and (ii) December 31, 2013, at the individual option of each holder of Series B preferred stock. Within 30 days after receipt of such written request, the Company must, to the extent it may lawfully do so, redeem all of the shares of Series B preferred stock elected by such holders, by paying in cash a sum equal $0.528 per share, plus all declared but unpaid dividends on such shares.
In accordance with SFAS 150, the Company’s Series B preferred stock, Series C preferred stock and Series D preferred stock, because they are redeemable at the option of the holders at any time after December 31, 2011, are classified outside of equity in the accompanying balance sheets.
Each period, the Company accretes the amount that is necessary to adjust the recorded balance of the preferred stock to an amount equal to its estimated redemption value at its redemption date using the straight-line method, which approximates the effective interest method.
Conversion
Each share of preferred stock is convertible, at the option of the holder thereof, at any time after the date of issuance of that share. Each share of preferred stock is convertible into that number of fully paid and non-assessable shares of common stock as is determined by dividing the applicable Original Issue Price (as defined below) for that series by the applicable Conversion Price (as defined below) for that series, determined as the original issue price applicable to that series subject to adjustment for anti-dilution and other factors.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

10. Preferred Stock (continued)
Conversion (continued)
Each share of a preferred stock series will automatically be converted into shares of common stock at the conversion price at the time in effect for the series of preferred stock immediately upon the earlier of (i) the closing of the sale of common stock in a firm commitment, underwritten public offering lead managed by an underwriter of national standing on a nationally recognized exchange and registered under the Securities Act of 1933, or pursuant to the securities laws of any jurisdiction in which the Company pursues a public offering of its securities, at a valuation of at least $200,000,000 and with aggregate gross proceeds of the Company of at least $30,000,000 or (ii) the date specified by written consent or agreement of the holders of a majority of the then-outstanding shares of preferred stock, voting together as a single class on an as-converted basis.
The Original Issue Price shall mean, with respect to the Series A-2 preferred stock, $0.06 per share, with respect to the Series A-3 preferred stock, $0.30 per share, with respect to the Series B preferred stock, $0.48 per share, with respect to the Series C preferred stock, $0.30 per share, with respect to the Series D preferred stock, $0.10153 per share. The Initial Conversion Price shall be equal to the Original Issue Price for each Series of preferred stock, except Series B preferred stock which shall have an Initial Conversion Price of $0.3739 per share. The Initial Conversion Price is subject to adjustment as set forth in the Company’s Amended and Restated Certificate of Incorporation.
Voting
Holders of preferred stock are entitled to one vote for each share of common stock into which their shares can be converted.
The Board of Directors of the Company will consist of six members. The holders of Series A-2 preferred stock, Series A-3 preferred stock, Series B preferred stock, and Series C preferred stock, voting together as a single class on an as-converted basis, shall be entitled to elect three members of the Board. The holders of Series D preferred stock, voting as a separate series on an as-converted basis, shall be entitled to elect two members of the Board. The holders of common stock and preferred stock, voting together as a single class on an as-converted basis, shall be entitled to elect one member of the Board.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

11. Preferred Stock and Common Stock Warrants
During 2001, the Company issued warrants to purchase 184,197 shares of common stock to certain owners of Series A-2 preferred stock. Such warrants vested immediately and are exercisable at $0.45 per share. As of March 31, 2008 none of the warrants have been exercised.
During 2005, the Company issued warrants to purchase 80,000 shares of Series C preferred stock in connection with the issuance of Series C preferred stock. During 2006, the Company issued warrants to purchase 750,000 shares of Series C preferred stock in connection with the issuance of Series C preferred stock. All Series C preferred stock warrants are exercisable at $0.30 per share. The warrants are non-forfeitable, fully vested and exercisable upon grant. The fair value of the warrants upon grant was estimated at an aggregate value of $141,163 using the Black-Scholes valuation model with the following assumptions: expected volatility of 50%, risk-free interest rate of between 3.88% and 4.33%, contractual life of 7 years and no dividends. The fair value of the warrants was recorded as issuance costs and was amortized to interest expense until the redemption date of the Series C preferred stock. The preferred stock warrant is classified as a liability and is revalued each reporting period that it remains outstanding, with the changes in fair value recorded within other income (expense), net, in the accompanying statements of operations. Revaluations at March 31, 2007 and 2008 resulted in nominal changes to the fair value. As of March 31, 2008 none of the warrants have been exercised.
During 2006 and 2007, in connection with the issuance of convertible promissory notes, the Company issued warrants to purchase 38,450,814 shares of preferred Series D stock with an exercise price of $0.10153 per share. The warrants are non-forfeitable, fully vested and exercisable upon grant. The fair value of the warrants upon grant was estimated at an aggregate value of $2,476,712 using the Black-Scholes valuation model with the following assumptions: expected volatility of 45%, risk-free interest rate of 4.76%, contractual life of 10 years and no dividends. The fair value of the warrants was recorded as debt issuance costs and was amortized to interest expense until the loans were converted to Series D preferred stock. The remaining fair value of the warrants at the conversion date, $148,031, was recorded against Series D preferred stock as issuance costs. The preferred stock warrant is classified as a liability and is revalued each reporting period that it remains outstanding, with the changes in fair value recorded within other income (expense), net, in the accompanying statements of operations. Revaluations at March 31, 2007 and 2008 resulted in nominal changes to the fair value. As of March 31, 2008 none of the warrants have been exercised.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

11. Preferred Stock and Common Stock Warrants (continued)
In April 2007, in connection with the issuance of Series D preferred stock, the Company issued warrants to purchase 246,230,000 shares of the Company’s common stock at an exercise price of $0.03 per share to Reliance, the Company’s largest customer and preferred stockholder (see Note 16). All shares under the warrant are exercisable only for three months; the period from nine years and nine months from date of issuance to 10 years, although the shares become immediately exercisable in the event of notice of an acquisition or a qualified public offering for the common shares. Under the warrants, 40,000,000 shares vested immediately upon grant and are non-forfeitable. The fair value of the warrants that vested upon grant was estimated at an aggregate value of $800,591 using the Black-Scholes valuation model with the following assumptions: expected volatility of 50%, risk free interest rate of 4.69%, contractual life of 10 years, and no dividends. The fair value of the warrant was recorded as Series D preferred stock issuance costs. As of March 31, 2008 none of the warrants have been exercised.
Warrants to purchase the remaining 206,230,000 shares of common stock vest monthly over 36 months, although vesting can be accelerated based upon Reliance purchases. Under the terms of the warrant, and based on prior Reliance purchases, 4,969,398 shares were fully vested upon grant. As of March 31, 2008, an additional 99,068,828 shares vested based on fiscal 2008 purchases. The fair value of the warrants vested during fiscal 2008 was estimated at an aggregate value of $2,050,630, using the Black-Scholes valuation model with the following assumptions: expected volatility of 50%, risk free interest rate of between 2.42% and 5.10%, contractual life of 10 years, and no dividends. The fair value of warrants provided to customers in exchange for sales is typically treated as a sales incentive and recorded as a reduction to revenue. However all revenue and cost of revenue (equal to revenue) for Reliance was deferred as of March 31, 2008. Accordingly the fair value of these warrants was expensed to cost of revenue as of March 31, 2008. As of March 31, 2008 none of the warrants have been exercised.
12. Common Stock
The Company is required to reserve and keep available out of authorized but unissued shares of common stock a number of shares sufficient to permit the conversion of all outstanding shares of convertible preferred stock, including unexercised common and preferred stock warrants, and the exercise of all options granted and available for grant. As of the dates presented, common stock was reserved for issuance as follows:

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

12. Common Stock (continued)

Common stock warrants	246,230,000
Stock option plans
Unvested shares subject to repurchase	20,750,041
Outstanding stock options	44,231,917
Reserved for future grants	2,276,780
Conversion of convertible preferred stock outstanding	2,751,742
Conversion of redeemable, convertible preferred stock outstanding	75,216,442

Conversion of Series C preferred stock warrants	830,000

Total	392,286,922

13. Stock Option Plans
The Company has adopted stock option plans to provide additional incentives to employees (including officers and directors), through the granting of stock options at prices not less than the estimated fair market value of the Company’s stock at the grant date. The two stock option plans include the following:
2000 Stock Option Plan
The Company’s 2000 Stock Option Plan (the 2000 Stock Option Plan), served as the predecessor equity incentive program to its 2004 Stock Option Plan (see below). The Plan was adopted by the Company’s Board of Directors in September 2000. The Board of Directors may grant incentive and non-statutory stock options to employees, consultants, and directors at an exercise price of the fair market value, as determined by the Board of Directors, at the date of grant. Stock options vest ratably over periods determined by the Board of Directors, generally four years, and expire no later than ten years from the date of grant. In the event of voluntary or involuntary termination of employment with the Company for any reason, with or without cause, all unvested options are forfeited and all vested options must be exercised within a 30-day period or they are forfeited. The Company’s stock option agreements, subject to the discretion of the option committee generally provide for partial accelerated vesting if there is a change in control of the Company. Also, several employees are covered by a change in control provision and severance plan that provide for partial acceleration of vesting if there is a change in control of the Company or upon termination from the Company under certain circumstances.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

13. Stock Option Plans (continued)
2004 Stock Option Plan
In December 2004, the Company adopted the 2004 Stock Option Plan (the 2004 Stock Plan) to replace its 2000 Stock Option Plan. The 2004 Stock Plan offers selected service providers the opportunity to acquire equity in the Company through awards of Options (which may constitute incentive stock options or non-statutory stock options) and the award or sale of shares. The 2004 Stock Option Plan includes similar provisions to the 2000 Stock Option Plan, including, vesting ratably over periods determined by the Board of Directors, generally four years, expiring no later than ten years from the date of grant and, in the event of voluntary or involuntary termination of employment, all unvested options are forfeited and all vested options must be exercised within a 30-day period or they are forfeited.
The Company has reserved 5,797,653 shares of its common stock for issuance under the 2000 Stock Option Plan. The Company has also reserved 39,504,932 shares of its common stock for issuance under the 2004 Stock Option Plan.
A summary of the status of the plans as of March 31, 2008 and 2007 are as follows:

		Options/Stock Awards
		Outstanding
			Weighted-
			Average
	Shares	Number	Exercise Price
	Available	of Shares	Per Share
Balance as of March 31, 2006	7,180,137	28,037,362	$0.03

Options granted	(5,573,039)	5,573,039	$0.03
Options exercised	—	(2,972,031)	$0.03
Options canceled	4,647,627	(4,647,627)	$0.03

Balance as of March 31, 2007	6,254,725	25,990,743	$0.03

Shares authorized	50,000,000	—
Options granted	(55,683,068)	55,683,068	$0.01
Options exercised	—	(35,736,771)	$0.03
Options canceled	1,705,123	(1,705,123)	$0.01

Balance as of March 31, 2008	2,276,780	44,231,917	$0.01

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

13. Stock Option Plans (continued)
The Company had 21,084,719 and 9,807,560 exercisable vested shares as of March 31, 2008 and 2007, respectively. The following table summarizes information about stock options outstanding and exercisable at March 31, 2008:

	Options Outstanding			Options Vested
		Weighted	Weighted
		Average	Average		Average
		Remaining	Exercise		Exercise
Exercise Price	Number of Shares	Contractual	Price	Number of Shares	Price
Per Share	Outstanding	Life (in years)	Per Share	Outstanding	Per Share
$0.01 to $0.03	44,231,917	9.05	$0.01	37,154,423	$0.03
The Company has applied Statement of Financial Accounting Standards No. 123(R), Share Based Payments (SFAS 123(R)), effective April 1, 2006, utilizing the prospective adoption approach, which requires the measurement and recognition of compensation expense for all share-based payment awards granted, modified and settled to the Company’s employees and directors after April 1, 2006. The Company’s financial statements as of and for the year ended March 31, 2008 and 2007 reflect the impact of SFAS 123(R). No compensation expense has been recognized in the year ended March 31, 2008 or 2007 for options granted prior to January 1, 2006, as there was no intrinsic value on the date of grant of such awards and such options were valued using the minimum volatility method. During the year ended March 31, 2008 and 2007, the Company granted stock options to employees to purchase 55,683,068 and 5,573,039 shares of common stock, respectively, with a weighted-average grant date fair value of and $0.0018 and $0.0079 per share, respectively. Employee share-based compensation recognized in the year ended March 31, 2008 and 2007 in accordance with SFAS 123(R) was $37,425 and $6,352, respectively. As of March 31, 2008, there was total unamortized compensation costs of $94,880 related to these stock options. These costs are expected to be recognized over a period of approximately 3.67 years.
No income tax benefit has been recognized relating to share-based compensation expense and no tax benefits have been realized from exercised stock options.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

13. Stock Option Plans (continued)
     The fair value of employee stock options was estimated using the following weighted-average assumptions as follows:

	For the Year Ended March 31,
	2008	2007
Expected volatility	42.26%	45.21%
Risk free rate	4.48% to 3.64%	4.76%
Dividend yield	0%	0%
Expected term (in years)	6.08	6.25
The expected term of the options is based on the average period the stock options are expected to remain outstanding calculated as the midpoint of the options vesting term, and contractual expiration period, in accordance with the “Simplified Method” described in Staff Accounting Bulletin (SAB) No. 110, as the Company did not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. The expected stock price volatility assumptions for the Company’s stock options for the year ended March 31, 2008 and 2007 were determined by examining the historical volatilities for industry peers, as the Company did not have any trading history for the Company’s common stock. The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.
SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Forfeitures were estimated based on historical experience. Prior to the adoption of SFAS 123(R), the Company accounted for forfeitures as they occurred.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

14. Income Taxes
The components of loss before provision for income taxes are as follows for the years ended March 31:

	2008	2007
United States	$(27,842,537)	$(21,835,841)
Foreign	(5,017,124)	(98,883)

Total loss before provision for income taxes	$(32,859,661)	$(21,934,724)

The provision for income taxes consists of the following for the years ended March 31:

	2008	2007
Current
Federal	$—	$—
State	800	800
International	—	—

Total current	800	800
Deferred	—	—

Total provision for income taxes	$800	$800

The provision for income taxes differs from the amount computed by applying the statutory income tax rate of 34% to loss before taxes as follows for the years ended March 31:

	2008	2007
Federal	34.00%	34.00%
State net of federal benefit	3.20%	3.20%
R&D credit	2.29%	2.29%
Foreign rate differences	(5.29)%	(5.29)%
Permanent differences	(0.25)%	(0.25)%
Changes in valuation allowance	(33.95)%	(33.95)%

Effective tax rate	0.00%	0.00%

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

14. Income Taxes (continued)
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax liabilities and assets are as follows as of March 31:

	2008	2007
Deferred tax asset (liability), net
Net operating losses	$25,186,377	$15,053,856
R&D credit	1,436,322	696,737
Accruals and reserves	1,171,238	1,878,216
Deferred income	160,704	—
Fixed assets	72,333	247,724
Warrants	762,834	—

Deferred tax assets	28,789,808	17,876,533

Valuation allowance	(28,789,808)	(17,876,533)

Total net deferred tax asset	$—	$—

A full valuation allowance was provided on deferred tax assets in excess of deferred tax liabilities. Because of the limited operating history and cumulative losses, management believes it is more likely than not that the deferred tax assets will not be realized.
As of March 31, 2008, the Company had net operating loss carryforwards for federal income tax purposes of approximately $67,000,000 which begin to expire in 2020 and federal research and development tax credits of approximately $1,019,000 which begin to expire in 2020.
As of March 31, 2008, the Company had net operating loss carryforwards for state income tax purposes of approximately $41,500,000 which begin to expire in 2013 and state research and development tax credits of approximately $632,000 which do not expire.
Utilization of the Company’s net operating loss and credit carryforwards may be subject to substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration of the net operating loss and credits before utilization.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

15. Litigation
The Company is subject to certain routine legal proceedings, as well as demands, claims and threatened litigation, that arise in the normal course of its business. The Company believes that the ultimate amount of liability, if any, for any pending claims of any type, except for the items mentioned below, (either alone or combined) will not materially affect its financial position, results of operations or liquidity.
16. Related Party Transactions
The Company sells wireless solutions to Reliance, a significant stockholder of the Company with representation on the Company’s Board of Directors. Reliance is included in the Anil Dhirubhai Ambani Group (ADAG) of companies and does business in India offering integrated telecommunication solutions.
Sales to Reliance include an 18 month PCS period and revenues are recognized consistent with revenue recognition policies (see Note 1). During fiscal 2008, the Company deferred all revenue for sales of BWA equipment to Reliance as the Company had committed to specified future functionality. Such revenues will be recognized ratably over the remaining PCS period once all specified functionality has been delivered. Fiscal 2007 revenues for Reliance were $276,600. Included in accounts receivable at March 31, 2008 and 2007 were $1,954,895 (net of a reserve of $594,490) and $504,400 (net of a reserve of $0), respectively, for amounts due from Reliance. The deferred revenue balance related to Reliance sales was $11,353,270 and $683,581 as of March 31, 2008 and 2007, respectively. The related deferred cost of revenue was $11,353,270 and $683,581 as of March 31, 2008 and 2007, respectively. Reliance customer advances of $1,035,264 were received as of March 31, 2007 and were applied to sales into fiscal year 2008.
On April 2, 2007, the Company issued Series D warrants to purchase an aggregate of 246,230,000 shares of common stock to Reliance (see Note 11).
As of March 31, 2008, Reliance beneficially owned approximately 60% of the Company’s outstanding stock.

TELSIMA CORPORATION AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Years Ended March 31, 2008 and 2007

17. Subsequent Events
On November 30, 2008 the Company raised $27,292,882 (including $292,882 in accrued interest) in capital contributions by closing the sale of Series E preferred stock when it authorized 2,000,000,000 shares of Series E preferred stock of which 1,705,805,147 was outstanding as of December 31, 2008. The Company also issued detachable warrants to purchase 195,312,493 shares of Series E preferred stock at an exercise price of $0.01 per share. The warrants are non forfeitable and fully vested upon grant. Series E preferred stock was issued at $0.016 per share.
On March 2, 2009, the Company was acquired by Harris Stratex Networks, Inc. (HSTX). The acquisition closed on February 27, 2009 and was consummated pursuant to an Agreement and Plan of Merger, dated February 27, 2009 (the “Merger Agreement”), by and among Harris Stratex Networks Operating Corporation, a wholly-owned subsidiary of HSTX (HSNOC), Eagle Networks Merger Corporation, a wholly-owned subsidiary of HSNOC (Merger Sub), and the Company. The Merger Agreement provided for the acquisition by HSNOC of all of the outstanding equity securities of the Company for cash through the merger of Merger Sub with and into the Company. Following such merger, the Company became a wholly-owned subsidiary of HSNOC. Under the terms of the Merger Agreement, HSNOC will pay to the stockholders of the Company a maximum aggregate consideration equal to (i) $12 million minus (ii) $2 million in respect of advances made by HSTX to the Company prior to the Acquisition, plus (iii) an amount equal to 70% of any amounts collected by HSTX from certain Telsima customers during the period between February 27, 2009 and March 31, 2009. $2 million of the aggregate consideration was payable upon the closing of the Acquisition, $2.5 million of the aggregate consideration is payable on or about May 27, 2009 and $2.5 million of the aggregate consideration is payable on or about August 27, 2009, with each of the May 27, 2009 and August 27, 2009 payments subject to adjustment based on the collections from Telsima customers described above. Pursuant to the Merger Agreement, HSNOC has retained a $3 million holdback amount with respect to certain indemnification and other obligations of the former stockholders of the Company and this holdback amount is due to be settled on or about February 27, 2010. In connection with the Acquisition, HSTX executed a guarantee of all of the amounts payable by HSNOC under the terms of the Merger Agreement.